Waste Systems International, Inc.

                                                       January 12, 1998

Via EDGAR
Filing Desk
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

     Re:  Waste Systems International, Inc.
          Preliminary Proxy Materials

Ladies and Gentleman:

     In connection with the Company's Special Meeting of stockholders ("Special Meeting") scheduled for February 13, 1998, please find enclosed for filing the documents listed below:

          1. Notice of Special Meeting and accompanying Proxy Statement for Waste Systems International, Inc. (the "Company");

          2. Exhibit A to the Proxy Statement: Second Amended and Restated Certificate of Incorporation of Waste Systems International, Inc.;

          3.  Proxy card for Common stockholders;

          4.  Proxy card for Preferred Stockholders;

If you have any questions or require any additional information, please contact the undersigned at (617) 497-4500.

                                        Sincerely,

                                        /s/ Robert Rivkin
                                        -----------------
                                        Robert Rivkin
                                        Secretary

                        Waste Systems International, Inc.

                                10 Fawcett Street
                         Cambridge, Massachusetts 02138
                                ---------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 13, 1998
                                ---------------

         You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Waste Systems International, Inc. ("Waste Systems," the "Company") which will be held on February 13, 1998 at 10:00 a.m. at the offices of Goodwin, Procter & Hoar LLP, 53 State Street, Boston, MA 02109, for the following purposes:

         1. To act upon a proposal to amend the Company's First Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding common stock, par value $.001 per share (the "Common Stock"), pursuant to which each five shares of Common Stock then outstanding will be converted into one share of common stock, par value $.01 per share; and

         2. To consider and act upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof.

         Any action may be taken on the foregoing matters at the Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned, or to which the Special Meeting may be postponed.

         The Board of Directors has fixed the close of business on December 30, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's Common Stock, at the close of business on that date will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

         You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Special Meeting may vote in person, even if they have previously delivered a signed proxy.

                                              By Order of the Board of Directors

                                                     Robert Rivkin
         Cambridge, MA                                  Secretary
         January 22, 1998

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                           Waste Systems International, Inc.

                                  10 Fawcett Street
                            Cambridge, Massachusetts 02138

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                       FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 13, 1998

                                                                January 19, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Waste Systems International, Inc., a Delaware corporation, ("Waste Systems" or the "Company") for use at the Special Meeting of Stockholders of the Company to be held on February 13, 1998 at 10:00 a.m., and at any adjournments or postponements thereof (the "Special Meeting"). At the Special Meeting, stockholders will be asked to amend the Company's First Amended and Restated Certificate of Incorporation (the "Certificate of
Incorporation") to effect a reverse stock split of the Company's outstanding common stock, par value $.001 per share, (the "Common Stock") pursuant to which each five shares of the Common Stock then outstanding will be converted into one share of common stock, par value $.01 per share, (the "New Common Stock") (the "Reverse Split") and to act on any other matters properly brought before them.

         This Proxy Statement and the Notice of Special Meeting and Proxy Card which accompany it are first being sent to stockholders on or about January 22, 1998. The Board of Directors has fixed the close of business on December 30, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). Only stockholders of record of the Company's Common Stock and of the Company's Series A Preferred Stock, $.001 par value per share (the "Preferred Stock") at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. Each holder of the Company's Preferred Stock entitled to vote shall be entitled to the number of votes equal to the number of shares of Common Stock into which his Preferred Stock is convertible. Each holder of the Company's Common Stock entitled to vote will be entitled to one vote for each share of Common Stock that he holds. As of the Record Date, the total number of Common Stock equivalents outstanding and eligible to vote at the Special Meeting was 52,384,380, consisting of 19,467,074 shares of Common Stock and 92,580 shares of Preferred Stock convertible into an aggregate of 32,917,306 shares of Common Stock.

         The presence, in person or by proxy, of holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding and entitled to vote at a meeting of stockholders is necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, including shares issuable upon conversion of outstanding shares of Preferred Stock, is required to approve the Reverse Split.

         References in this Proxy Statement to exhibits shall refer to the particular exhibits attached to this Proxy Statement. The use in this Proxy Statement of the masculine pronoun shall be deemed to include the feminine or neuter as the context may require.

         Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Special Meeting and not revoked will be voted at the Special Meeting as directed on the Proxy Card. If a properly executed Proxy Card is submitted and no instructions are given, the shares of Common Stock represented by that proxy will be voted FOR the amendment of the Company's Certificate of Incorporation to effect a reverse stock split. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Special Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

         A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Special Meeting. Any stockholder of record as of the Record Date attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy.

Beneficial Ownership.

         The following table presents information as to all directors and senior executive officers of the Company as of December 30, 1997 and persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of December 30, 1997, unless otherwise indicated, based on representations of officers and directors of the Company and filings received by the Company on Schedules 13D and 13G or Form 13F under the Securities Exchange Act of 1934, as amended (the "Exchange Act").



                              Beneficial Ownership

Directors, Executive Officers        Shares of Common Stock            Percent
and 5% Stockholders(1)                Beneficially Owned               of Class
--------------------------------------------------------------------------------

B-III Capital Partners, L.P.(2)        17,777,778                       34.00%
c/o DDJ Capital Management, LLC
141 Linden Street
Wellesley, MA 02181

David J. Breazzano(3)                      20,000                         *

Charles Johnston(4)                        20,000                         *

Jay Matulich(5)                            39,500                         *

Judy K. Mencher(3)                         20,000                         *

Joseph Motzkin(6)                         104,514                         *

William B. Philipbar(7)                    20,000                         *

Robert Rivkin(8)                          339,764                         *

Philip W. Strauss(9)                      338,889                         *

All directors and officers as a           902,667                        1.70%
group (8 persons)


-------------------------


*        less than 1%

(1) The persons named in the table have sole voting and investing power with respect to all shares shown as beneficially owned by them subject to community property laws where applicable and the information contained in footnotes to this table.

(2) B-III Capital Partners, L.P. owns 50,000 shares of Preferred Stock that are convertible into 17,777,778 shares of Common Stock. DDJ Capital Management, LLC ("DDJ") serves as the investment manager to B-III; an affiliate of DDJ acts as the general partner of B-III.

(3) Excludes those shares owned by B-III, which Ms. Mencher and Mr. Breazzano may be deemed to beneficially own as a result of Ms.Mencher's and Mr. Breazzano's interest in DDJ. Both Ms. Mencher and Mr.Breazzano are managing members of DDJ. Includes 20,000 shares subject to stock options which are fully vested and currently exercisable.

(4) Includes 20,000 shares subject to stock options which are fully vested and currently exercisable.

(5)      Includes 32,000 shares of Common Stock currently owned and 7,500 shares
         subject  to  stock   options  which  are  fully  vested  and  currently
         exercisable.

(6) Includes 3,125 shares of Common Stock currently owned 250 shares of Preferred Stock convertible into 88,889 shares of Common Stock and 2,500 shares subject to stock options which are fully vested and currently exercisable.

(7) Includes 20,000 shares subject to stock options which are fully vested and currently exercisable.

(8) Includes 875 shares of Common Stock currently owned, 250 shares of Preferred Stock convertible into 88,889 shares of Common Stock and 250,000 shares subject to stock options which are fully vested and currently exercisable.

(9) Includes 250 shares of Preferred Stock convertible into 88,889 shares of Common Stock and 250,000 shares subject to stock options which are fully vested and currently exercisable.


                                   PROPOSAL 1


                    AMENDMENT OF THE COMPANY'S CERTIFICATE OF
        INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK


         For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its stockholders will be served by amending and restating the Company's First Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding Common Stock, pursuant to which each five shares of Common Stock then outstanding will automatically convert into one share (the "proposed Reverse Split") without any action on the part of the holder. Consequently, the Board of Directors has unanimously adopted a resolution declaring the advisability of the Reverse Split and herewith submits the proposed Reverse Split proposal to the stockholders for approval.

         Certain holders of Preferred and Common Stock carrying an aggregate of 34,623,971 votes entered into voting agreements with the Company in connection with the purchase of their shares of Preferred Stock, under which such holders agreed to vote such shares in favor of approving the Reverse Stock Split at this meeting.

         Consummation of the proposed Reverse Split will change the number and par value of Common Stock that the Company will have the authority to issue. Consequently, the Company will have the authority to issue Thirty-One Million (31,000,000) shares consisting of Thirty Million (30,000,000) shares of New Common Stock and One Million 1,000,000 shares of Preferred Stock. The proposed Reverse Split will become effective as of 5:00 P.M., Eastern Time, on the date (the "Effective Date") that the Company's Second Amended and Restated Certificate of Incorporation (the "Second Certificate of Incorporation") is filed with the Secretary of State of Delaware. If, for any reason the Board of Directors deems it advisable to abandon the proposed Reverse Split, the proposed Reverse Split may be abandoned by the Board of Directors at any time before the Effective Date, whether before or after the Special Meeting (even if such proposal has been approved by the stockholders).

         The text of the Company's proposed Second Certificate of Incorporation implementing the proposed Reverse Split, is attached hereto as Exhibit A and is hereby incorporated by reference.

         In lieu of issuing less than one whole share resulting from the proposed Reverse Split to holders of an odd number of shares, the Company will determine the fair value of each outstanding share of Common Stock held on the Effective Date of the proposed Reverse Split (the "Fractional Share Purchase Price"). The Company currently anticipates that the Fractional Share Purchase Price will be based on the average daily closing bid price per share of the Common Stock as reported by the Nasdaq Small Cap Market for the ten (10) trading days immediately preceding the Effective Date. In the event the Company determines that unusual trading activity would cause such amount to be an inappropriate measure of the fair value of the Common Stock, the Company may base the Fractional Share Purchase Price on the average daily closing bid price of the Common Stock over a shorter or longer period not exceeding thirty (30) trading days. Holders of Common Stock who hold a number of shares of Common Stock not divisible by five on the Effective Date will be entitled to receive, in lieu of the less than one whole share arising as a result of the proposed Reverse Split, cash in the amount of the relevant portion of the Fractional Share Purchase Price.

         As soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of a stock certificate or certificates which represent issued Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's designated exchange agent in exchange for certificates representing the number of whole shares of Common Stock (plus the relevant portion of the Fractional Share Purchase Price, if any) into which the shares of Common Stock have been converted as a result of the proposed Reverse Split. No cash payment will be made or new certificate issued to a stockholder until he has surrendered his outstanding certificates together with the letter of transmittal to the Company's exchange agent. See "--Exchange of Stock Certificates."

Effect of the Proposed Reverse Split on the Company.

         As a result of the proposed Reverse Split, the number of whole shares of Common Stock held by stockholders of record as of the Effective Date will be equal to one-fifth the number of shares of Common Stock held immediately prior to the Effective Date, plus cash in lieu of any fractional share. The proposed Reverse Split will not effect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment of cash in lieu of fractional shares. The shares of Common Stock and Preferred Stock resulting from the proposed Reverse Split will be fully paid and nonassessable. The voting rights and other rights and privileges of the holders of Common Stock will not be affected by the adoption or the implementation of the proposed Reverse Split. Each stockholder on the Effective Date will continue as a stockholder with respect to the shares resulting from the proposed Reverse Split. Each such stockholder will continue to share in the Company's assets, earnings or profits, if any, to the extent of each such stockholder's ownership of Common Stock following the proposed Reverse Split.

         As of December 30, 1997, the number of Common Stock equivalents was 52,384,380 shares, consisting of 19,467,074 shares of Common Stock and 92,580 shares of Preferred Stock convertible into an aggregate of 32,917,306 shares of Common Stock. Based on the Company's best estimates, as a result of the proposed Reverse Split, the number of Common Stock equivalents would be reduced to approximately 10,476,876 shares, the number of Common Stock would be reduced to approximately 3,893,415 and the number of Preferred Stock convertible into Common Stock would be reduced to approximately 6,583,461.

         The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act.

         On the Effective Date, the par value of the Common Stock will change from $.001 per share to $.01 per share and the number of shares of Common Stock authorized, issued and outstanding will be reduced. The number of authorized, issued and outstanding shares of Preferred Stock will remain the same; however, the conversion rate of the Preferred Stock shall change to reflect the effects of the proposed Reverse Split on the Common Stock. Upon the Consummation of the proposed Reverse Split, the Company will be authorized to issue 31,000,000 shares of its capital of which 30,000,000 shall be New Common Stock and 1,000,000 shall be Preferred Stock.

         Dissenting stockholders have no appraisal rights under Delaware law or the Company's Certificate of Incorporation with respect to the proposed Reverse Split.

         Upon consummation of the proposed Reverse Split, the total number of shares currently reserved for grants of stock options and all stock options previously granted would be decreased proportionately. The cash consideration payable per share upon exercise of the stock options would be increased proportionately. Similarly, the total number of shares issuable upon exercise of warrants granted by the Company would be decreased proportionately and the cash consideration payable per share upon exercise of the warrants would increase proportionately. Moreover, the number of shares of Common Stock issuable upon conversion of the Preferred Stock will be decreased and the conversion price increased proportionately.

Purpose of the Proposed Reverse Split.

         On August 22, 1997, the Securities and Exchange Commission approved changes to the Nasdaq SmallCap listing standards that eliminate an exception to the minimum bid price rule that previously was available to companies. As a result of recent changes in the Nasdaq listing rules, the Company will be required to maintain a minimum market price of its Common Stock of at least $1.00 per share effective February 23, 1998. On January 9, 1998, the price per share of the Common Stock as reported on Nasdaq was $.8125.

         In order to protect the Company from Nasdaq's possible delisting of the Common Stock, the Board of Directors has determined to recommend the proposed Reverse Split in order to achieve an increase in the price per share of the Common Stock as traded on a post-split basis. For this purpose, the Board of Directors believes that a decrease in the number of outstanding shares of Common Stock, without any material alteration of the proportionate economic interest in the Company held by individual stockholders, will result in an approximately proportionate increase in the trading price of the Common Stock and thereby satisfy the new Nasdaq qualification standard. No assurance can be given, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the proposed Reverse Split.

         Additionally, the Board of Directors believes that the current per share price of the Common Stock may limit the effective marketability of the Common stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the proposed Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by the proposed Reverse Split.

         The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by the financial community and promote greater liquidity for the holders of the Common Stock. It is possible, however, that liquidity could be affected adversely by the reduced number of shares outstanding after the proposed Reverse Split. Furthermore, there can be no assurances that the market price of the Common Stock immediately after implementation of the proposed Reverse Split will approximate five times the market price before the proposed Reverse Split or will be maintained for any period of time.

Exchange of Stock Certificates.

         If the Board of Directors determines to consummate the proposed Reverse Split, as soon as practicable after the Effective Date, the Company will send letters of transmittal to all stockholders of record on the Effective Date for use in transmitting stock certificates ("Old Certificates") to the Company's exchange agent.

         Upon proper completion and execution of the letter of transmittal and return thereof to the exchange agent, together with Old Certificates, holders of record will receive certificates ("New Certificates") representing the number of whole shares of Common Stock into which their shares of Common Stock have been converted as a result of the proposed Reverse Split (as well as cash in lieu of fractional shares resulting from the proposed Reverse Split). Until surrendered, each outstanding Old Certificate held by a stockholder shall be deemed for all purposes to represent the number of whole shares to which the holder is entitled as a result of the proposed Reverse Split (as well as cash in lieu of fractional shares resulting from the proposed Reverse Split).

         No service charges will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.


Federal Income Tax Consequences on the Proposed Reverse Split.

         The following discussion describes certain federal income tax consequences of the proposed Reverse Split to stockholders who are citizens or residents of the United States, other than stockholders who received their Common Stock as compensation. The consequences for each stockholder will be governed by the specific facts and circumstances pertaining to his acquisition and ownership of Common Stock. Thus, the Company recommends that each stockholder consult with his tax advisor concerning his own personal tax situation. In general, the federal income tax consequences of the proposed Reverse Split will vary among stockholders depending upon whether they receive the Fractional Share Purchase Price or solely New Certificates in exchange for Old Certificates. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Split. The Company, however, believes that because the proposed Reverse Split is not part of a plan to increase periodically a stockholder's proportionate interest in the Company's assets or earnings and profits, the proposed Reverse Split probably will have the following federal income tax effects:

         1. A stockholder who receives solely New Certificates will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the Common Stock represented by New Certificates will equal the holder's basis in the Common Stock represented by Old Certificates.

         2. A  stockholder  who  receives  a  portion  of the  Fractional  Share
Purchase Price as a result of the proposed Reverse Split will generally be treated as having received the payment as a distribution in redemption of the Fractional Share, as provided in Section 302 (a) of the Code. Each affected stockholder will be required to consult such stockholder's own tax advisor for the tax effect of such redemption (i.e., exchange or dividend treatment) in light of such stockholder's particular facts and circumstances.

         3. The proposed Reverse Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code, and the Company will not recognize any gain or loss as a result of the proposed Reverse Split.


         The  Board of  Directors  recommends  a vote for the  proposed  Reverse
Split.

                                  OTHER MATTERS

Solicitation of Proxies

         The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals

         A stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 1998 Annual Meeting of Stockholders must be received by the Company by May 22, 1998; provided, however, that if the scheduled date of 1998 Annual Meeting of Stockholders is changed by more than 30 calendar days from October 24, stockholder proposals must be received by the Company a reasonable time before the proxy solicitation for the 1998 Annual Meeting of Stockholders. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, Waste Systems International, Inc., 10 Fawcett Street, Cambridge, Massachusetts 02138.

Other Matters

         The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Special Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                        WASTE SYSTEMS INTERNATIONAL, INC.
          Proxy for Special Meeting of Stockholders, February 13, 1998
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Philip Strauss and Robert Rivkin, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of Preferred Stock of Waste Systems International, Inc. (the "Company") held by the undersigned as of the close of business of December 30, 1998 at the Special Meeting of Stockholders to be held at Goodwin, Procter & Hoar LLP, 53 State Street, Second Floor Conference Center, Boston, Massachusetts on Friday, February 13, 1998, at 10:00 am, local time, and at any adjournments or postponements thereof. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed. Please mark boxes with an X in blue or black ink.

                   1. To act  upon a  proposal  to  amend  the  Company's  First
                  Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding common stock, par value $.001 per share (the "Common Stock"), pursuant to which each five shares of Common Stock then outstanding will be converted into one share of common stock, par value $.01 per share.

         When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted for the item described in Proposal 1 and at the Proxies' discretion upon such other business as may properly come before the meeting. PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                  Please sign name
                  exactly  as shown.
                  Where there is more than one
                  holder, each should sign the
                  proxy. When signing as an
                  attorney, administrator,
                  executor, guardian or trustee,
                  please add your title as such.
                  If executed by a corporation,
                  the proxy should be signed by a
                  duly authorized person, stating
                  his or her title or authority.

                             Signature:___________________________
                             Dated:_________________________,1998

                            WASTE SYSTEMS INTERNATIONAL, INC.
          Proxy for  Special  Meeting of  Stockholders,  February  13, 1998
                   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Philip Strauss and Robert Rivkin, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of Common Stock of Waste Systems International, Inc. (the "Company") held by the undersigned as of the close of business of December 30, 1998 at the Special Meeting of Stockholders to be held at Goodwin, Procter & Hoar LLP, 53 State Street, Second Floor Conference Center, Boston, Massachusetts on Friday, February 13, 1998, at 10:00 am, local time, and at any adjournments or postponements thereof. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed. Please mark boxes with an X in blue or black ink.

                   1. To act  upon a  proposal  to  amend  the  Company's  First
                  Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding common stock, par value $.001 per share (the "Common Stock"), pursuant to which each five shares of Common Stock then outstanding will be converted into one share of common stock, par value $.01 per share.

         When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted for the item described in Proposal 1 and at the Proxies' discretion upon such other business as may properly come before the meeting. PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                    Please sign name
                    exactly as shown.
                    Where there is more than one
                    holder, each should sign the
                    proxy. When signing as an
                    attorney, administrator,
                    executor, guardian or trustee, please
                    add your title as such.  If executed
                    by a corporation, the proxy should
                    be signed by a duly authorized
                    person, stating his or her title
                    or authority.

                                    Signature:___________________________
                                    Dated:_________________________,1998

Exhibit A
                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         WASTE SYSTEMS INTERNATIONAL, INC.


         Waste Systems International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Waste Systems International, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 13, 1997. The name under which the Corporation filed its original Certificate of Incorporation was Waste Systems International, Inc.

         2. This Second Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the First Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on October 20, 1997 (the "Certificate of Incorporation"), and was duly adopt by the written consent of the stockholders of the Corporation, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

         3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Waste Systems International, Inc.

                                   ARTICLE II

                                REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSES

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

         As of 5:00 PM, Eastern time, on the date on which this Second Amended and Restated Certificate of Incorporation is filed with the Secretary of the State of Delaware (the "Effective Time"), each FIVE outstanding shares of common stock par value $.001 per share ("Old Common Stock"), shall thereupon be reclassified and changed into ONE share of common stock, par value $.01 per share (the "Common Stock"). Upon such Effective Time, each holder of Old Common Stock shall thereupon automatically be and become the holder of ONE share of Common Stock for every FIVE shares of Old Common Stock held by such holder prior thereto. Upon such Effective Time, each Certificate formerly representing a stated number of shares of Old Common Stock shall thereupon be deemed for all Corporate purposes to evidence ownership of Common Stock in the appropriately, reduced whole number of shares. As soon as practicable after such Effective Time, stockholders as of the date of the reclassification will be notified thereof and upon their delivery of their certificates of Old Common Stock to the Company or its designated agent, will be sent stock certificates representing their shares of Common Stock, rounded down to the nearest whole number, together with cash representing the fair value of such holder's fractional shares of Old Common Stock. No scrip or fractional share certificates for Common Stock will be issued in connection with this revised stock split.

         As of the Effective Time, the total number of shares of capital stock which the Corporation shall have the authority to issue is Thirty-One Million (31,000,000) shares of which (i) Thirty Million (30,000,000) shares shall be Common Stock, and (ii) One Million (1,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock").

                               A. PREFERRED STOCK

         As set forth in this Article IV, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

         The number of authorized shares of the class of Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock.

         The   designations,   powers,   preferences  and  rights  of,  and  the
qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below.

         Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Article IV to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of a series of Preferred Stock and any qualifications, limitations and restrictions thereof shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

                  (a) The distinctive serial designation and the number of shares constituting such series;

                  (b) The rights in respect of dividends or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

                  (c) The voting powers, full or limited, if any, of the shares of such series;

                  (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                  (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                  (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (h) The price or other consideration for which the shares of such series shall be issued;

                  (in) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

                  (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

                                 B. COMMON STOCK

         1. Voting. Each holder of record shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

         2. Dividends. Subject to applicable law, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with each share of Common Stock sharing equally, share for share, in such dividends.

         3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

         4. Notices. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding Common Stock.

                                    ARTICLE V

                               BOARD OF DIRECTORS

         1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

         3. Terms of Directors. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors of the Corporation shall serve for one-year terms expiring on the date of the Corporation's Annual Meeting and until such Director's successor shall have been duly elected and qualified or until their earlier resignation or removal. At each succeeding annual meeting of the Stockholders of the Corporation, the successors of the Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting.

         Notwithstanding the foregoing,  whenever, pursuant to the provisions of
Article IV of this Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any certificate of designations applicable thereto.

         During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (in) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

         4. Stockholder Nominations of Director Candidates. Advance notice of nominations for the election of Directors, other than by the Board of Directors of a committee thereof, shall be given in the manner provided in the By-laws.

         5. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the created or vacated directorship and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         6. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (in) only with cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Certificate of Incorporation, "cause," with respect to the removal of any Director shall include (in) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

                                  ARTICLE VI

                               STOCKHOLDER ACTION

         Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof. Except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders of the Corporation may be called only by (in) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairman of the Board, if one is elected, or (iii) the President. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Advance notice of any matters or nominations which stockholder intend to propose for action at an annual meeting shall be given in the manner provided in the By-laws.

                                   ARTICLE VII

                             LIMITATION OF LIABILITY

         A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

         Any repeal or modification of this Article VII by either of (in) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

         1. Amendment by Directors Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors.

         2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate of Incorporation, and in addition to any other vote of holders of voting stock that is required by this Certificate of Incorporation, or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Certificate of Incorporation; provided, however, that the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together as a single class, shall be required to amend or repeal any of the provisions of Article VI or Article X of this Certificate of Incorporation.

                                    ARTICLE X

                                 INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, from and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person in not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such payments.
         The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

         The indemnification rights provided in this Article X (in) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

         Any amendment or repeal of the provisions of this Article shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

                                   ARTICLE XI

                                      BOOKS

         The  books  of  this   Corporation   may  (subject  to  any   statutory
requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the Bylaws.
                  [Remainder of page left intentionally blank]

                        WASTE SYSTEMS INTERNATIONAL, INC.
                        By:  /s/ Philip Struass
                              _______________________________
                        Philip Strauss
                        President


                        By:   /s/ Robert Rivkin
                              _______________________________
                        Robert Rivkin
                        Secretary